EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

ActivIdentity Corporation

Fremont, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 26, 2006, relating to the consolidated financial statements and the effectiveness of ActivIdentity Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

San Francisco, California

June 11, 2007